Exhibit 99.1

SOHU.COM REPORTS THIRD QUARTER 2009 UNAUDITED FINANCIAL RESULTS

Record Total Revenues Up 13% Year-on-Year to US$136.6 Million

Non-GAAP Fully Diluted EPS of US$0.96, Close to High End of Company Guidance

BEIJING, CHINA, October 26, 2009 – Sohu.com Inc. (NASDAQ: SOHU), China’s leading online media, communications, search, online games and mobile value-added services company, today reported unaudited financial results for the third quarter ended September 30, 2009.

Third Quarter Highlights

•	Total revenues reached record US$136.6 million, up 13% year-on-year, in line with the Company’s guidance.

•	Brand advertising revenues were US$48.5 million, in line with the Company’s guidance.

•	Online game revenues reached a record US$68.7 million, up 26% year-on-year and 3% quarter-on-quarter, in line with the company guidance.

•

Before deducting the share of net income pertaining to the Non-Controlling Interest in Changyou, non-GAAP net income for the third quarter of 2009 was US$51.6 million, close to the high end of the Company’s guidance, up 21% year-on-year and 5% quarter-on-quarter.

•

After deducting the share of net income pertaining to the Non-Controlling Interest in Changyou, non-GAAP net income for the third quarter of 2009 was US$37.4 million, or US 96 cents per fully diluted share, close to the high end of the Company’s guidance.

Explanation of the Company’s non-GAAP financial measures and related reconciliations to GAAP financial measures are included in the accompanying “Non-GAAP Disclosure” and the “Reconciliation to Unaudited Condensed Consolidated Statements of Operations.”

Dr. Charles Zhang, Chairman and CEO of Sohu.com, commented, “This quarter marks another achievement of record total revenues as we continue successes in both our portal and online game businesses. We are pleased to receive external recognition for the success of our business from Fortune magazine, which ranked us as the third-fastest growing U.S.-listed company in August of this year.”

“Our investments in branding, online content and advanced technologies are attracting new users and advertisers and are helping us to deliver on our long-term strategy to build China’s leading mainstream media platform,” continued Dr. Zhang. “Our online game business also continues to deliver record results. The strong foundation established by the successful performance and increasing popularity of our existing games allows us to strategically license high-quality games and invest in new technologies to further enrich and diversify our game portfolio. We remain confident that our online game business will retain its leadership position while continuing to capture additional market share.”

Commenting on Sohu’s brand advertising business, Ms. Belinda Wang, Co-President and Chief Marketing Officer of Sohu.com, added, “Brand advertising revenues over the first nine months of 2009 grew 5.6% year-on-year, despite the global financial crisis and the tough comparison from heavy ad spending pertaining to the 2008 Beijing Olympic Games. As advertisers increasingly demand targeted, cost-effective advertising, they are shifting greater proportions of their advertising budgets to Internet media from traditional advertising. With one of China’s most powerful mainstream media platforms, we are well positioned to benefit from this ongoing trend.”

Third Quarter Financial Results

Revenues

Total revenues for the third quarter ended September 30, 2009 were US$136.6 million, representing increases of 7% sequentially and 13% year-on-year.

Brand advertising revenues for the third quarter of 2009 totaled US$48.5 million, representing a sequential increase of 11% and a decrease of 2% year-on-year.

Online game revenues for the third quarter of 2009 were US$68.7 million, representing increases of 3% sequentially and 26% year-on-year.

Wireless revenues for the third quarter of 2009 were US$16.8 million, representing increases of 12% sequentially and 16% year-on-year. The increase in wireless revenues was mainly a result of the Company promoting its products through a greater number of channels.

Gross Margin

Gross margin was 76% in the third quarter of 2009, compared with 77% in the second quarter of 2009 and 74% in the third quarter of 2008. Non-GAAP gross margin for the third quarter of 2009 was 76%, compared with 78% in the second quarter of 2009 and 74% in the third quarter of 2008.

Brand advertising gross margin for the third quarter of 2009 was 68%, compared with 68% in the second quarter of 2009 and 62% in the third quarter of 2008. Non-GAAP brand advertising gross margin for the third quarter of 2009 was 69%, compared with 68% in the second quarter of 2009 and 62% in the third quarter of 2008.

Online game gross margin for the third quarter of 2009 was 93%, compared with 94% in the second quarter of 2009 and 94% in the third quarter of 2008. Non-GAAP online game gross margin in the third quarter of 2009 was also 93%, compared with 94% in the second quarter of 2009 and 94% in the third quarter of 2008.

Wireless gross margin for the third quarter of 2009 was 43%, compared with 45% in the second quarter of 2009 and 51% in the third quarter of 2008. Non-GAAP wireless gross margin for the third quarter of 2009 was 43%, compared with 45% in the second quarter of 2009 and 51% in the third quarter of 2008.

Operating Expenses

For the third quarter of 2009, Sohu’s operating expenses totaled US$50.8 million. Non-GAAP operating expenses totaled US$46.7 million, up 7% sequentially from US$43.5 million and up 9% year-on-year. The quarter-on-quarter and year-on-year increases primarily reflect increases in salaries and compensation expenses as a result of increased headcount and an increase in professional fees.

Operating Margin

Non-GAAP operating profit margin was 42% for the third quarter of 2009, compared with 43% in the previous quarter and 38% in the third quarter of 2008.

Income Tax Expense

For the third quarter of 2009, income tax expense was US$7.0 million, compared with US$8.0 million in the previous quarter.

Net Income

Before deducting the share of net income pertaining to the Non-Controlling Interest in Changyou, GAAP net income for the third quarter of 2009 was US$47.1 million, up 11% quarter-on-quarter and 17% year-on-year. Non-GAAP net income for the third quarter of 2009 was US$51.6 million, up 5% quarter-on-quarter and 21% year-on-year, in line with the Company’s guidance.

After deducting the share of net income pertaining to the Non-Controlling Interest in Changyou, GAAP net income for the third quarter of 2009 was US$34.4 million, or US 88 cents per fully diluted share. Non-GAAP net income for the third quarter of 2009 was US$37.4 million, or US 96 cents per fully diluted share, an increase of 6% quarter-on-quarter, in line with the Company’s guidance.

Cash Balance

The Company continued to maintain a debt-free balance sheet and a strong cash position of US$596.4 million as of September 30, 2009.

Stock Repurchase Program

For the third quarter of 2009, no shares were repurchased under the US$150 million share repurchase program approved by the Company’s Board of Directors in October 2008. As of September 30, 2009, approximately 500,000 shares had been repurchased under this program for a total consideration of US$20 million.

Supplementary Metrics for the Company’s Third Quarter Online Game Results

Operations

Aggregate registered accounts for Changyou’s games as of September 30, 2009 increased 9% quarter-on-quarter and 46% year-on-year to 75.1 million.

Aggregate active paying accounts (“APA”) for Changyou’s games increased 1% quarter-on-quarter and 20% year-on-year to 2.4 million.

Aggregate average revenue per active paying account (“ARPU”) for Changyou’s games increased 2% quarter-on-quarter and 7% year-on-year to RMB190, which Changyou believes is within a range that is affordable for the majority of Chinese game players.

Aggregate peak concurrent users (“PCU”) for Changyou’s games was approximately 910,000, a decrease of 4% quarter-on-quarter and an increase of 18% year-on-year.

Revenue

Total online game revenues for the third quarter of 2009 increased 3% quarter-on-quarter and 26% year-on-year to US$68.7 million.

Revenues from game operations for the third quarter of 2009 increased 3% quarter-on-quarter and 29% year-on-year to US$66.9 million. The increases were mainly due to increased popularity of Changyou’s flagship game, TLBB.

Overseas licensing revenues for the third quarter of 2009 increased 9% quarter-on-quarter and decreased 33% year-on-year to US$1.8 million. The sequential increase was mainly due to increased momentum of TLBB in Vietnam and Malaysia. The year-on-year decrease was largely the result of greater competition in mature online game markets abroad.

Ms. Carol Yu, Co-President and CFO of Sohu.com, commented, “Our complementary businesses generated record total revenues for the tenth out of the past eleven quarters as our leading mainstream media platform captures increasing market share. By remaining focused on our key strategies, we have been able to maintain our growth momentum over the first nine months of 2009, an impressive accomplishment given our very strong results in 2008 due to the Beijing Olympic Games. We are confident in the future of our business and we continue to actively pursue effective ways to leverage our strong balance sheet and leading market position to provide additional long-term value to our shareholders.”

Business Outlook

Sohu estimates total revenues for the fourth quarter of 2009 to be between US$134.5 million and US$138.5 million, with advertising revenues of US$48.0 million to US$50.0 million.

Sohu estimates brand advertising revenues for the fourth quarter of 2009 to be between US$45.0 million and US$47.0 million.

Sohu estimates online game revenues for the fourth quarter of 2009 to be between US$69.0 million and US$71.0 million.

Sohu estimates non-GAAP net income for the fourth quarter of 2009, before deducting the share of non-GAAP net income pertaining to the Non-Controlling Interest in Changyou, to be between US$49.5 million to US$51.5 million. After deducting the share of non-GAAP net income pertaining to the Non-Controlling Interest in Changyou, Sohu estimates non-GAAP net income for the fourth quarter of 2009 to be between US$35.0 million to US$37.0 million and non-GAAP fully diluted earnings per share for the fourth quarter of 2009 to be between US 90 cents and US 95 cents.

Assuming no new grants of share-based awards, Sohu estimates share-based compensation expense for the fourth quarter of 2009 to be between US$3.5 million and US$4.5 million, which includes Changyou’s share-based compensation expense for the fourth quarter of 2009 estimated to be between US$3.0 million and US$3.5 million. Considering Sohu’s share in Changyou, the estimated impact of this expense is expected to reduce Sohu’s fully diluted earnings per share for the fourth quarter of 2009 under US GAAP by US 6 cents to US 8 cents.

Non-GAAP Disclosure

To supplement the unaudited consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Sohu’s management uses non-GAAP measures of cost of revenues, operating expenses, net income and net income per share, which are adjusted from results based on GAAP to exclude the compensation cost of share-based awards granted to employees. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Sohu’s management believes excluding the share-based compensation expense from its non-GAAP financial measure is useful for itself and investors. Further, the amount of share-based compensation expense cannot be anticipated by management and business line leaders and these expenses were not built into the annual budgets and quarterly forecasts, which have been the basis for information Sohu provides to analysts and investors as guidance for future operating performance. As share-based compensation expense does not involve any upfront or subsequent cash outflow, Sohu does not factor this in when evaluating and approving expenditures or when determining the allocation of its resources to its business segments. As a result, the monthly financial results for internal reporting and any performance measure for commissions and bonuses are based on non-GAAP financial measures that exclude share-based compensation expense.

The non-GAAP financial measures are provided to enhance investors’ overall understanding of Sohu’s current financial performance and prospects for the future. A limitation of using non-GAAP cost of revenues, operating expenses, net income and net income per share, excluding share-based compensation expense, is that the share-based compensation charge has been and will continue to be a significant recurring expense in Sohu’s business for the foreseeable future. In order to mitigate these limitations we have provided specific information regarding the GAAP amounts excluded from each non-GAAP measure. The accompanying tables include details on the reconciliation between the GAAP financial measures that are most directly comparable to the non-GAAP financial measures we have presented.

Notes to Financial Information

Financial information in this press release other than the information indicated as being non-GAAP is extracted from Sohu’s unaudited interim financial statements prepared in accordance with GAAP.

On June 20, 2006, Sohu discontinued its own e-commerce platform of physical consumer goods. While processing the disposal of its e-commerce business, Sohu is reporting the related business activities as discontinued operations. Sohu’s income statement separates out discontinued operations for both current and prior periods in order to focus on continuing operations and provide a consistent basis for comparing financial performance over time.

Safe Harbor Statement

This announcement contains forward-looking statements. It is currently expected that the Business Outlook will not be updated until release of Sohu’s next quarterly earnings announcement; however, Sohu reserves right to update its Business Outlook at any time for any reason. Statements that are not historical facts, including statements about Sohu’s beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the current global financial and credit markets crisis and its potential impact on the Chinese economy, the slower growth the Chinese economy experienced during the latter half of 2008, and first three quarters of 2009, which could continue through the remainder of 2009, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Sohu’s quarterly operating results, EPS dilution resulting from Changyou’s initial public offering, Sohu’s historical and possible future losses, and its reliance on online advertising sales, online games and wireless services (most wireless revenues are collected from a few mobile network operators) for its revenues. Further information regarding these and other risks is included in Sohu’s annual report on Form 10-K for the year ended December 31, 2008, and other filings with the Securities and Exchange Commission.

Conference Call and Webcast

Sohu’s management team will host a conference call at 8:30 a.m. ET, October 26, 2009 (8:30 p.m. October 26, 2009 Beijing/Hong Kong time). To listen to the conference call, please use the dial in numbers below:

US: Hong Kong: International:	+1-800-901-5248 +852-3002-1672 +1-617-786-4512

Please dial in 10 minutes before the call is scheduled to begin and provide the passcode to join the call. The passcode is “SOHU.”

A replay of the conference call may be accessed by phone at the following number until November 2, 2009:

International: Passcode:	+1-617-801-6888 69550498

The conference call will be available on webcast live and available for replay at: http://corp.sohu.com/.

About Sohu.com

Sohu.com Inc. (NASDAQ: SOHU) is China’s premier online brand and indispensable to the daily life of millions of Chinese, providing a network of web properties and community based/web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; #1 online alumni club www.chinaren.com; wireless value-added services provider www.goodfeel.com.cn; leading online mapping service provider www.go2map.com; and developer and operator of online games www.changyou.com.

Sohu corporate services consist of brand advertising on its matrix of websites as well as paid listing and bid listing on its in-house developed search directory and engines. Sohu also offers wireless value-added services such as news, information, music, ringtone and picture content sent over mobile phones. The Company’s massively multiplayer online role-playing game (MMORPG) subsidiary, Changyou.com (NASDAQ: CYOU), currently operates three MMORPGs, Tian Long Ba Bu, Blade Online and Blade Hero 2. Sohu.com, established by Dr. Charles Zhang, one of China’s internet pioneers, is in its thirteenth year of operation.

For investor and media inquiries, please contact:

In China:

Mr. James Deng

Senior Finance Director

Sohu.com Inc.

Tel: +86 (10) 6272-6596

E-mail: ir@contact.sohu.com

Ms. Cathy Li

Ogilvy Financial, Beijing

Tel: +86 (10) 8520-6104

E-mail: cathy.li@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1 (646) 460-9989

E-mail: jessica.cohen@ogilvypr.com

SOHU.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2009	Jun. 30, 2009	Sep. 30, 2008	Sep. 30, 2009	Sep. 30, 2008
Revenues:
Advertising
Brand advertising	$48,502	$43,621	$49,398	$131,197	$124,244
Sponsored search	2,292	1,769	1,737	5,623	5,044

Subtotal of advertising revenues	50,794	45,390	51,135	136,820	129,288

Online games	68,684	66,596	54,604	196,887	143,455
Wireless and others	17,107	15,099	14,937	45,701	34,736

Total revenues	136,585	127,085	120,676	379,408	307,479

Cost of revenues:
Advertising
Brand advertising (includes share-based compensation expense of $149, $261, $288, $646 and $892, respectively)	15,418	14,065	19,018	43,213	44,177
Sponsored search (includes share-based compensation expense of $19, $3, $4, $25 and $16, respectively)	2,728	2,265	1,775	7,291	4,900

Subtotal of cost of advertising revenues	18,146	16,330	20,793	50,504	49,077

Online games (includes share-based compensation expense of $169, $90, $0, $267 and $10, respectively)	4,713	3,937	3,480	12,086	10,193
Wireless and others (includes share-based compensation expense of $11, $1, $0, $12 and $4, respectively)	10,331	8,512	7,641	26,972	17,811

Total cost of revenues	33,190	28,779	31,914	89,562	77,081

Gross profit	103,395	98,306	88,762	289,846	230,398

Operating expenses:
Product development (includes share-based compensation expense of $2,204, $3,299, $1,678, $6,777 and $5,169, respectively)	14,531	14,637	13,012	42,482	35,289
Sales and marketing (includes share-based compensation expense of $152, $214, $214, $651 and $722, respectively)	25,457	25,810	27,643	68,093	65,191
General and administrative (includes share-based compensation expense of $1,780, $2,746, $377, $5,007 and $1,416, respectively)	10,721	9,208	4,148	27,823	15,160
Amortization of intangible assets	93	128	201	295	596

Total operating expenses	50,802	49,783	45,004	138,693	116,236

Operating profit	52,593	48,523	43,758	151,153	114,162

Other income (expense)	40	62	51	103	(481)
Interest income and exchange difference	1,469	1,274	1,421	3,865	3,067

Income before income tax expense	54,102	49,859	45,230	155,121	116,748

Income tax expense	7,022	7,969	4,992	21,577	14,754

Income from continuing operations	47,080	41,890	40,238	133,544	101,994

Gain (Loss) from discontinued e-commerce operations	—	446	1	446	(0)
Net income	47,080	42,336	40,239	133,990	101,994
Less: Net income attributable to the noncontrolling interest	9,726	8,801	(22)	18,506	(18)

Net income attributable to Sohu.com Inc.	37,354	33,535	40,261	115,484	102,012

Basic net income per share attributable to Sohu.com Inc.	$0.97	$0.88	$1.05	$3.02	$2.68

Shares used in computing basic net income per share attributable to Sohu.com Inc.	38,410	38,284	38,496	38,286	38,121

Diluted net income per share attributable to Sohu.com Inc.	$0.88	$0.79	$1.02	$2.82	$2.61

Shares used in computing diluted net income per share attributable to Sohu.com Inc.	39,082	39,018	39,321	38,985	39,126

SOHU.COM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN THOUSANDS)

	As of Sep. 30, 2009	As of Dec. 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$596,353	$314,425
Accounts receivable, net	60,153	36,869
Prepaid and other current assets	18,451	27,551

Total current assets	674,957	378,845
Fixed assets, net	76,885	76,237
Goodwill	55,555	55,555
Intangible assets, net	4,982	5,654
Restricted cash	—	2,671
Other assets, net	3,141	2,914

Total assets	$815,520	$521,876

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,824	$4,339
Accrued liabilities to suppliers and agents	39,044	33,054
Receipts in advance and deferred revenue	35,544	31,446
Tax payables	21,573	18,892
Other accrued liabilities	45,451	43,051

Total current liabilities	148,436	130,782

Shareholders’ equity
Sohu.com Inc. shareholders’ equity	612,260	385,946
Noncontrolling interest	54,824	5,148

Total shareholders’ equity	667,084	391,094

Total liabilities and shareholders’ equity	$815,520	$521,876

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Three Months Ended Sep. 30, 2009			Three Months Ended Jun. 30, 2009			Three Months Ended Sep. 30, 2008
	GAAP	Non-GAAP Adjustments (a)	Non-GAAP	GAAP	Non-GAAP Adjustments (a)	Non-GAAP	GAAP	Non-GAAP Adjustments (a)	Non-GAAP
Advertising revenues	$50,794	$—	$50,794	$45,390	$—	$45,390	$51,135	$—	$51,135
Less: Cost of advertising revenues	18,146	(168)	17,978	16,330	(264)	16,066	20,793	(292)	20,501

Advertising gross profit	$32,648	$168	$32,816	$29,060	$264	$29,324	$30,342	$292	$30,634

Advertising gross margin	64%		65%	64%		65%	59%		60%

Online games revenues	$68,684	$—	$68,684	$66,596	$—	$66,596	$54,604	$—	$54,604
Less: Cost of online games revenues	4,713	(169)	4,544	3,937	(90)	3,847	3,480	—	3,480

Online games gross profit	$63,971	$169	$64,140	$62,659	$90	$62,749	$51,124	$—	$51,124

Online games gross margin	93%		93%	94%		94%	94%		94%

Wireless and others revenues	$17,107	$—	$17,107	$15,099	$—	$15,099	$14,937	$—	$14,937
Less: Cost of wireless and others revenues	10,331	(11)	10,320	8,512	(1)	8,511	7,641	—	7,641

Wireless and others gross profit	$6,776	$11	$6,787	$6,587	$1	$6,588	$7,296	$—	$7,296

Wireless and others gross margin	40%		40%	44%		44%	49%		49%

Total revenues	$136,585	$—	$136,585	$127,085	$—	$127,085	$120,676	$—	$120,676
Less: Total cost of revenues	33,190	(348)	32,842	28,779	(355)	28,424	31,914	(292)	31,622

Gross profit	$103,395	$348	$103,743	$98,306	$355	$98,661	$88,762	$292	$89,054

Gross margin	76%		76%	77%		78%	74%		74%

Operating expenses	$50,802	$(4,136)	$46,666	$49,783	$(6,259)	$43,524	$45,004	$(2,269)	$42,735
Operating profit	52,593	4,484	57,077	48,523	6,614	55,137	43,758	2,561	46,319

Operating margin	39%		42%	38%		43%	36%		38%

Net income attributable to Sohu.com Inc.	$37,354	$3,567	$40,921	$33,535	$5,162	$38,697	$40,261	$2,561	$42,822

Diluted net income per share attributable to Sohu.com Inc.	$0.88		$0.96	$0.79		$0.90	$1.02		$1.08

Shares used in computing diluted net income per share attributable to Sohu.com Inc.	39,082		39,129	39,018		39,092	39,321		39,626

Note:

(a)	To eliminate share-based compensation expense as measured using the fair value method.
(b)	Certain amounts from prior periods have been reclassified to conform with current period presentation.

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Nine Months Ended Sep. 30, 2009			Nine Months Ended Sep. 30, 2008
	GAAP	Non-GAAP Adjustments (a)	Non-GAAP	GAAP	Non-GAAP Adjustments (a)	Non-GAAP
Advertising revenues	$136,820	$—	$136,820	$129,288	$—	$129,288
Less: Cost of advertising revenues	50,504	(671)	49,833	49,077	(908)	48,169

Advertising gross profit	$86,316	$671	$86,987	$80,211	$908	$81,119

Advertising gross margin	63%		64%	62%		63%

Online games revenues	$196,887	$—	$196,887	$143,455	$—	$143,455
Less: Cost of online games revenues	12,086	(267)	11,819	10,193	(10)	10,183

Online games gross profit	$184,801	$267	$185,068	$133,262	$10	$133,272

Online games gross margin	94%		94%	93%		93%

Wireless and others revenues	$45,701	$—	$45,701	$34,736	$—	$34,736
Less: Cost of wireless and others revenues	26,972	(12)	26,960	17,811	(4)	17,807

wireless and others gross profit	$18,729	$12	$18,741	$16,925	$4	$16,929

wireless and others gross margin	41%		41%	49%		49%

Total revenues	$379,408	$—	$379,408	$307,479	$—	$307,479
Less: Total cost of revenues	89,562	(950)	88,612	77,081	(922)	76,159

Gross profit	$289,846	$950	$290,796	$230,398	$922	$231,320

Gross margin	76%		77%	75%		75%

Operating expenses	$138,693	$(12,435)	$126,258	$116,236	$(7,307)	$108,929
Operating profit	151,153	13,385	164,538	114,162	8,229	122,391

Operating margin	40%		43%	37%		40%

Net income attributable to Sohu.com Inc.	$115,484	$11,016	$126,500	$102,012	$8,229	$110,241

Diluted net income per share attributable to Sohu.com Inc.	$2.82		$3.06	$2.61		$2.79

Shares used in computing diluted net income per share attributable to Sohu.com Inc.	38,985		39,082	39,126		39,462

Note:

(a)	To eliminate share-based compensation expense as measured using the fair value method.
(b)	Certain amounts from prior periods have been reclassified to conform with current period presentation.